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                                                                    EXHIBIT 5

                      [U.S. DIAGNOSTIC INC. Letterhead]



                              November 25, 1996


U.S. Diagnostic Inc.
777 South Flagler Drive
West Palm Beach, Florida 33401

                  Re:  US Diagnostic Inc. (the "Company")
                       Registration Statement for Offering
                       of 93,000 Shares of Common Stock

Ladies and Gentlemen:

                  I refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1993, as amended, of 93,000 shares of Common Stock of US Diagnostic Inc. (the "Company") that have been issued to certain persons under a consulting agreement and are being registered for resale. I advise you that, in my opinion, such shares have been validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,



                                                     Michael D. Karsch
                                                     Executive Vice President
                                                       and General Counsel